Exhibit 99.1
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Sagient Research Trading Symbol to Change to SRYS

Friday May 21, 3:03 pm ET

SAN DIEGO, May 21, 2004 (PRIMEZONE) -- Sagient Research Systems (OTC BB:PCSR.OB
- News), a leading publisher of independent research for the financial services and institutional investment communities, today announced that the trading symbol for its common stock will change to SRYS on the Nasdaq Over the Counter Bulletin Board on Monday May 24, 2004.

The symbol change corresponds to the formal name change of the company from PCS Research Technology, Inc. to Sagient Research Systems, Inc., which was approved at the company's annual shareholder meeting on May 20, 2004.

About Sagient Research Systems

Sagient Research Systems is a publisher of independent research. We develop, produce, and sell proprietary research products to mutual funds, hedge funds, and investment banks. Our business strategy is to continue to leverage our development, technology, and marketing expertise to solidify our position as a leading provider of independent research to the financial services and institutional investment communities. For more information, please visit the Sagient Research Systems website at http://www.sagientresearch.com.

Safe Harbor Statement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Company Contact:
Brian M. Overstreet            Ed Lewis
President & CEO                CEOcast, Inc. for Sagient Research
858-200-2350                   (212) 732-4300

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